UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

PORCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(855) 767-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 8, 2023. Of the 97,226,396 shares of the Company’s common stock outstanding as of the record date, 80,997,974 shares, or 83.31%, were present virtually or represented by proxy at the Annual Meeting. The final voting results for each of the matters submitted to a Company stockholder vote at the Annual Meeting are set forth below.

1.	Each of the following persons was duly elected by the Company’s stockholders to serve as a director on the Board until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified, subject to his earlier resignation, removal or death, with votes as follows:

NOMINEE	FOR	WITHHOLD	BROKER NON-VOTES
Matthew Ehrlichman	63,777,415	1,719,332	15,501,227
Maurice Tulloch	63,755,196	1,741,551	15,501,227

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified by the stockholders, with votes as follows:

FOR	AGAINST	ABSTAIN
79,732,005	517,329	748,640
3.	The compensation of the Company’s named executive officers was approved, on an advisory (non-binding) basis, by the stockholders, with votes as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,726,618	19,537,670	232,459	15,501,227

No other matters were submitted for stockholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel

Date: June 13, 2023